AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY     , 2000
                                                             ---
                              REGISTRATION NO. 333-
  ---------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------
                             ICTS INTERNATIONAL N.V.
                             -----------------------
             (Exact name of registrant as specified in its charter)

THE NETHERLANDS                                        000000000
 ---------------------------------                    ------------
 (State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                       Identification Number)

                                  BIESBOSCH 225
                               1181 JC AMSTELVEEN
                                 THE NETHERLANDS
                                 31-20-347-1077
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                             ICTS INTERNATIONAL N.V.
                           1999 EQUITY INCENTIVE PLAN
                           --------------------------
                            (Full title of the plan)

                      LIOR ZOUKER, CHIEF EXECUTIVE OFFICER
                                  BIESBOSCH 225
                               1181 JC AMSTELVEEN
                                 THE NETHERLANDS
                                 31-20-347-1077
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                       -----------------------------------
                                   COPIES TO:
                               David W. Sass, Esq.
                             McLaughlin & Stern, LLP
                         260 Madison Avenue, 18th Floor
                            New York, New York 10016
               Telephone: (212) 448-1100 Facsimile: (212) 448-0066
                               -------------------
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                                          CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Title of securities      Amount to be       Proposed maximum           Proposed maximum           Amount of
to be registered       registered(1)        offering price per unit(2) aggregate offering price(2) registration fee

Common Stock            600,000  shares     $5.75                      $3,450,000                $910.80
--------------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein. (2) Estimated, in accordance with 17 CFR 230.457 (c), solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price per Share is based on the average of the high and low prices reported by the NASDAQ National Market

System as of May 4, 2000 which is within five (5) business days prior to the date of this registration statement.



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan information.*

Item 2. Registrant information and employee plan annual information.*

* The information required by Items 1 and 2 of Form S-8 is not filed as a part of this registration statement in accordance with the Note to Part I of Form S-8 and Rule 428 (b)(1) under the Securities Act of 1933, as amended ("Securities Act").


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The Registrant hereby incorporates by reference in this Registration Statement the following documents:

         (a) The Registrant's latest annual report on Form 20-F, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Registrant's latest fiscal year.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above, including Form 6-K.

         All documents subsequently filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

         (c) The class of securities to be offered pursuant to the Company's 1999 Equity Incentive Plan is the Registrant's Common Stock, par value 1.0 Dutch guilder per share, registered under Form 8-A of Section 12 of the Exchange Act.

Item 4.  Description of Securities.         Not applicable.


Item 5.  Interests of Named Experts and Counsel.

The Registrant has retained McLaughlin & Stern, LLP as its legal counsel and Kesselman & Kesselman. as its Certified Public Accountants.

Item 6.  Indemnification of Directors and Officers.

         The Registrant's Articles of Incorporation and Articles of Association provide in Article 23 that the Registrant shall, to the fullest extent permitted by law, indemnify and advance expenses to each of its currently acting and former members of the Supervisory and Management Board, officers, employees and agents, whenever any such person is made a party, or threatened to be made a party, in any action, suit or proceeding by reason of his or her service with the Registrant. The Registrant is also authorized, to the fullest extent permitted by law, to produce liability insurance on behalf of its now acting and former members of the Supervisory and Management Board, officers, employees and agents.


Item 7.  Exemption from Registration Claimed.        Not applicable.


Item 8.  Exhibits.

4.1               Certificate of Incorporation of Registrant
4.2               By-laws of Registrant
4.3               Form of Common Stock Certificate
4.4               1999 Equity Incentive Plan
5.1               Opinion of McLaughlin & Stern, LLP.
23.1              Consent of Kesselman & Kesselman, independent certified
                   public accountants
23.2              Consent of McLaughlin & Stern, LLP. (included in Exhibit 5.1)
24.1              Power of Attorney (contained on page 5 herein)


Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Common Stock being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


         (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities and Exchange Act of 1934 and each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities and Exchange Act of 1934; and where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent of given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.




                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Lior
Zouker his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or any related registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 9, 2000

I.C.T.S. INTERNATIONAL N.V.


By:     /s/ Lior Zouker
Name: Lior Zouker
Title: Chief Executive Officer

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SIGNATURE                                   TITLE                                       DATE
---------                                   -----                                       ----
/s/ Lior Zouker                             Chief Executive Officer,                    May  9, 2000
--------------------------------------------
                                            Member of Management Board


/s/ Ezra Harel                              Member of Supervisory Board                 May  9, 2000
--------------------------------------------


/s/Amos Lapidot                             Member of Supervisory Board                 May  9, 2000
--------------------------------------------


/s/ Boaz Harel                              Member of Supervisory Board                 May  9, 2000
--------------------------------------------


/s/ Gerald Gitner                           Member of Supervisory Board                 May  9, 2000
--------------------------------------------


/s/ Michael Barnea                          Member of Supervisory Board                 May  9, 2000
--------------------------------------------


/s/ Savinoam Avivi                          Member of Supervisory Board                 May  9, 2000
--------------------------------------------


/s/ Menachem Atzmon                         Member of Supervisory Board                 May  9, 2000
---------------------------------------


/s/ Chaime Orlev                            Chief Financial Officer, Vice President     May  9, 2000
-----------------------------------
                                            of Finance and Treasurer





                                                         5

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 9 , 2000.

1999 Equity Incentive Plan

By: /s/ Lior Zouker
Name: Lior Zouker
Title : Chief Executive Officer

                                                   EXHIBIT INDEX


EXHIBIT NO.                                 DESCRIPTION


4.1               Certificate of Incorporation of Registrant*
4.2               By-laws of Registrant*
4.3               Form of Common Stock Certificate*
4.4               1999 Equity Incentive Plan (filed herewith)
5.1               Opinion of McLaughlin & Stern, LLP. (filed herewith)
23.1              Consent of Kesselman & Kesselman, independent certified
                    public accountants (filed herewith)
23.2              Consent of McLaughlin & Stern, LLP. (included in Exhibit 5.1)
24.1              Power of Attorney (contained on page 5 herein)



* Incorporated by reference to the Registrant's Registration Statement on Form 20-F, registration number 0-28542.